Exhibit 4.3

[Legend for Private Warrants only] THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.(1)

[Legend for Private Warrants only] THE WARRANTS EVIDENCED HEREBY (INCLUDING THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS) ARE SUBJECT TO RESTRICTIONS ON TRANSFER, SALE, PLEDGE AND OTHER DISPOSITION AND OTHER AGREEMENTS SET FORTH IN (I) THE WARRANT AGREEMENT DATED AS OF                 , 2008 BETWEEN THE CORPORATION (AS DEFINED BELOW) AND THE WARRANT AGENT REFERRED TO BELOW AND (II) THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, COPIES OF WHICH CAN BE OBTAINED, WITHOUT CHARGE, BY THE HOLDER HEREOF UPON REQUEST TO THE CORPORATION’S SECRETARY AT THE PRINCIPAL OFFICE OF THE CORPORATION.

SPECIMEN WARRANT CERTIFICATE

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO

5:00 P.M. NEW YORK CITY TIME,                 , 2013

[five years from the date of the Company’s prospectus]

No.	OPPORTUNITY ACQUISITION CORP.	WARRANT(S)

Incorporated Under the Laws of the State of Delaware

CUSIP

This Warrant Certificate certifies that                                 , or registered assigns, is the registered holder of                                  warrants (the “Warrants”) to purchase shares of Common Stock, $0.001 par value (the “Common Stock”), of Opportunity Acquisition Corp., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant Share”) as set forth below at the exercise price (the “Exercise Price”) as set forth below pursuant to the Warrant Agreement upon surrender of this Warrant Certificate and payment of the Exercise Price in lawful money of the Unites States of America (or on a cashless basis, if applicable, pursuant to the terms of the Warrant Agreement) at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. Capitalized terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one share of Common Stock. The number of Warrant Shares issuable upon exercise of a Warrant is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The Exercise Price is $7.50 per share of Common Stock. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Warrants may be exercised only during the Warrant Exercise Period subject to the conditions set forth in the Warrant Agreement and to the extent not exercised by the end of such Warrant Exercise Period such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the manual signature of the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

OPPORTUNITY ACQUISITION CORP.

By:
Name:	Joseph A. Jolson
Title:	Chairman and Chief Executive Officer

By:
Name:
Title:	Secretary

Countersigned:

Dated:

AMERICAN STOCK TRANSFER & TRUST

COMPANY, as Warrant Agent

By
Authorized Signatory

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), and are issued pursuant to a Warrant Agreement dated as of [                ], 2008 (as the same may be amended or supplemented from time to time, (the “Warrant Agreement”), duly executed and delivered by the Company to American Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties, and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company or the Warrant Agent. Capitalized terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Warrant Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or on a cashless basis, if applicable, pursuant to the terms of the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise is effective under the Act and (ii) a current prospectus relating to the Warrant Shares is available. In no event shall the Warrants be settled on a net cash basis nor shall the Company be required to issue Warrant Shares that have not been registered under the Act upon the exercise of any Warrant.

As described on the fact of this certificate, the number of Warrant Shares issuable upon the exercise of a Warrant and the Exercise Price are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall round up to the nearest whole number the number of Warrant Shares to be issued as provided in the Warrant Agreement.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the principal corporate trust office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                      shares of Common Stock and herewith tenders payment for such shares to the order of Opportunity Acquisition Corp. in the amount of $            in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                                 , whose address is                                          and that such shares be delivered to                                 whose address is                                 . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                                 , whose address is                                     , and that such Warrant Certificate be delivered to                                              , whose address is                                              .

Signature:

Date:                     , 20

Signature Guaranteed:

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, hereby sells, assigns, and transfers unto
(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

to be delivered to (PLEASE PRINT OR TYPE NAME AND ADDRESS)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

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